Exhibit 99.1

  The Manitowoc Company, Inc.

    P. O. Box 66 • Manitowoc WI  54221-0066

Telephone: 920-684-4410 • Telefax: 920-652-9775

        Internet:  http://www.manitowoc.com

News for Immediate Release

MANITOWOC COMPLETES SALE OF ITS MARINE BUSINESS

MANITOWOC, Wis. – January 2, 2009 – The Manitowoc Company, Inc. (NYSE: MTW) today announced the completion, effective as of the end of the day on December 31, 2008, of the previously announced sale of its Marine segment to Fincantieri Marine Group Holdings, Inc., a subsidiary of Fincantieri - Cantieri Navali Italiani SpA (Fincantieri). The net purchase price in the all-cash deal was approximately $120 million. Manitowoc intends to use the after-tax proceeds for debt reduction and other corporate purposes.

“We are now entirely focused on two strategic lines of business: cranes and commercial foodservice equipment,” said Manitowoc CEO Glen E. Tellock. “We have built market leadership positions in both of these global markets, and now will be able to direct all of our efforts on growing these two businesses even further. While the company was founded as a shipbuilder in 1902, in recent years we have pursued growth in markets where we have stronger competitive positions and opportunities.”

In 2007, the Marine segment had sales of $321 million and operating earnings of $26 million. The transaction is expected to generate a 2008 per-share, after-tax gain of approximately $0.60.

Merrill Lynch & Co. served as financial advisor to Manitowoc in this transaction.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances.  Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import.  By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.  There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results and developments to differ materially include, among others:

•  the final net purchase price of the transaction, after all adjustments, taxes, fees, and expenses;

•   the basis and book value of the businesses being sold;

•  the applicable tax rate; and

•  risks and other factors cited in the company’s  filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made.  Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with 104 manufacturing and service facilities in 27 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Company Contact:

Carl J. Laurino

Senior Vice President
& Chief Financial Officer

920-652-1720